                                  EXHIBIT 10.30




                            STOCK PURCHASE AGREEMENT


                                  By and Among


                              DIODES INCORPORATED,


                        LITE-ON POWER SEMICONDUCTOR CORP.

                                       and

                                  FABTECH, INC.



                                November 28, 2000

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
ARTICLE I. PURCHASE AND SALE OF SHARES........................................................................7
    1.1   Purchase and Sale of Shares.........................................................................7
    1.2   Purchase Price......................................................................................7
    1.3   Payment of Purchase Price...........................................................................7
    1.4   Closing............................................................................................10
    1.5   Closing Deadline...................................................................................10
ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLER.........................................................10
    2.1   Due Formation......................................................................................10
    2.2   Shares.............................................................................................10
    2.3   Title to Shares....................................................................................11
    2.4   Certificate of Incorporation and Bylaws............................................................11
    2.5   Subsidiaries.......................................................................................11
    2.6   Authority..........................................................................................11
    2.7   No Violation of Law and Agreements.................................................................12
    2.8   Financial Statements...............................................................................12
    2.9   No Undisclosed Liabilities.........................................................................13
    2.10  Absence of Certain Changes.........................................................................13
    2.11  Tax Returns and Payments...........................................................................14
    2.12  Compliance with Laws...............................................................................16
    2.13  Contracts and Other Agreements.....................................................................16
    2.14  Real Estate........................................................................................18
    2.15  Environmental Matters..............................................................................20
    2.16  Intellectual Property and Computer Software........................................................23
    2.17  Title to Properties, Absence of Liens and Encumbrances.............................................25
    2.18  Permits............................................................................................25
    2.19  Labor and Employment Matters.......................................................................25
    2.20  Employee Benefits Plans............................................................................26
    2.21  Litigation.........................................................................................29
    2.22  Insurance..........................................................................................29
    2.23  Officers, Directors and Key Employees..............................................................29
    2.24  Conditions of Tangible Assets and Inventories......................................................30
    2.25  Bank Accounts......................................................................................30
    2.26  Powers of Attorney; Guarantees.....................................................................30
    2.27  Relations with Suppliers...........................................................................30
    2.28  Relations with Customers...........................................................................31
    2.29  Accounts Receivables...............................................................................31
    2.30  Transactions with Affiliates.......................................................................31
    2.31  Data Processing....................................................................................31
    2.32  Brokerage..........................................................................................32

                                                                                                           Page
                                                                                                           ----
    2.33  Accuracy of Representations........................................................................32
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BUYER.........................................................32
    3.1   Organization and Standing..........................................................................32
    3.2   Authority..........................................................................................32
    3.3   No Violation of Law and Agreements.................................................................33
    3.4   Brokerage..........................................................................................33
ARTICLE IV. COVENANTS AND AGREEMENTS OF SELLER AND COMPANY...................................................33
    4.1   Conduct of Business................................................................................33
    4.2   Efforts to Close...................................................................................33
    4.3   Continued Effectiveness of Representations and Warranties of Seller................................34
    4.4   Corporate Examinations and Investigations..........................................................34
    4.5   Assignment of Leaseholds...........................................................................34
    4.6   Insurance..........................................................................................35
    4.7   Cooperation........................................................................................35
    4.8   WARN Act...........................................................................................35
    4.9   Expenses...........................................................................................35
    4.10  Further Assurances.................................................................................35
    4.11  Hart-Scott-Rodino..................................................................................35
    4.12  No Solicitation of Transactions....................................................................36
    4.13  Noncompetition.....................................................................................36
    4.14  Inventory and Accounts Receivable..................................................................37
    4.15  Indebtedness.......................................................................................37
ARTICLE V. COVENANTS AND AGREEMENTS OF BUYER.................................................................37
    5.1   Efforts to Close...................................................................................37
    5.2   Expenses...........................................................................................37
    5.3   Further Assurances.................................................................................38
    5.4   Hart-Scott-Rodino..................................................................................38
ARTICLE VI. CONDITIONS TO THE OBLIGATIONS OF SELLER..........................................................38
    6.1   Representations and Warranties.....................................................................38
    6.2   Compliance with Covenants..........................................................................38
    6.3   Corporate Action...................................................................................38
    6.4   Litigation.........................................................................................39
    6.5   Absence of Adverse Governmental Action.............................................................39
    6.6   Filings; Consents; Waiting Periods.................................................................39
    6.7   Approval of Documentation..........................................................................39
    6.8   Payment of Indebtedness............................................................................39
ARTICLE VII. CONDITIONS TO THE OBLIGATIONS OF BUYER..........................................................39
    7.1   Representations and Warranties.....................................................................39
    7.2   Compliance with Covenants..........................................................................39
    7.3   Corporate Action...................................................................................40
    7.4   Litigation.........................................................................................40
    7.5   Absence of Adverse Governmental Action.............................................................40

                                                                                                           Page
                                                                                                           ----
    7.6   Filings; Consents; Waiting Periods.................................................................40
    7.7   Approval of Documentation..........................................................................40
    7.8   Financing..........................................................................................40
    7.9   No Material Adverse Changes........................................................................40
    7.10  Resignations.......................................................................................40
    7.11  Estoppel Certificates..............................................................................41
    7.12  Management Incentive Agreements....................................................................41
    7.13  Lease Assignment...................................................................................41
    7.14  Fairness Opinion...................................................................................41
ARTICLE VIII. INDEMNIFICATION................................................................................41
    8.1   Survival...........................................................................................41
    8.2   Seller's Obligation to Indemnify...................................................................41
    8.3   Buyer's Obligation to Indemnify....................................................................41
    8.4   Notice of Asserted Liability.......................................................................41
    8.5   Opportunity to Defend..............................................................................42
    8.6   Tax Adjustment.....................................................................................42
    8.7   Waiver of Subrogation and Other Rights.............................................................43
    8.8   No Contribution....................................................................................43
    8.9   Non-Exclusive Remedy...............................................................................43
ARTICLE IX. TAX MATTERS......................................................................................43
    9.1   Tax Returns........................................................................................43
    9.2   Tax Sharing Agreements.............................................................................43
    9.3   Clearance Certificates.............................................................................43
    9.4   Transfer Taxes.....................................................................................44
    9.5   Seller's Tax Indemnity.............................................................................44
ARTICLE X. TERMINATION OF AGREEMENT..........................................................................44
    10.1  Termination........................................................................................44
    10.2  Survival...........................................................................................45
    10.3  Return of Materials................................................................................46
ARTICLE XI. MISCELLANEOUS....................................................................................46
    11.1  Notices............................................................................................46
    11.2  Entire Agreement...................................................................................47
    11.3  Waivers and Amendments.............................................................................47
    11.4  Governing Law......................................................................................48
    11.5  Arbitration........................................................................................48
    11.6  Reference to U.S. Dollars..........................................................................48
    11.7  Binding Effect; Assignment.........................................................................49
    11.8  No Third Party Beneficiaries.......................................................................49
    11.9  Counterparts.......................................................................................49
    11.10 Schedules and Exhibits.............................................................................49
    11.11 Headings, Gender and Person........................................................................49
    11.12 Publicity..........................................................................................49
    11.13 Severability.......................................................................................49

                                                                                                     Page
                                                                                                     ----
    11.14 Time of Essence..............................................................................50
    11.15 Attorneys' Fees..............................................................................50
    11.16 Confidential Information.....................................................................50
    11.17 No Publicity; Employee Letters...............................................................50
    11.18 Mutual Drafting..............................................................................51
    11.19 Further Assurances...........................................................................51
    11.20 Covenant.....................................................................................51
ARTICLE XII. DEFINITIONS...............................................................................51
    12.1  Defined Terms................................................................................51

                                  EXHIBIT INDEX

EXHIBIT A  -  Subordinated Promissory Note

EXHIBIT B  -  Management Incentive Agreement

EXHIBIT C  -  Union Bank of California Credit Term Sheet



                                 SCHEDULE INDEX

SCHEDULE 2.7      -        Approvals

SCHEDULE 2.10     -        Absence of Certain Changes

SCHEDULE 2.11     -        Tax Returns and Payments

SCHEDULE 2.12     -        Compliance with Laws

SCHEDULE 2.13     -        Contracts and Other Agreements

SCHEDULE 2.14     -        Real Estate

SCHEDULE 2.15     -        Environmental Matters

SCHEDULE 2.16     -        Intangible Property and Computer Software

SCHEDULE 2.17     -        Title to Properties

SCHEDULE 2.18     -        Permits

SCHEDULE 2.20     -        Employee Benefit Plans

SCHEDULE 2.22     -        Insurance

SCHEDULE 2.23     -        Officers, Directors and Key Employees

SCHEDULE 2.25     -        Bank Accounts

SCHEDULE 2.26     -        Powers of Attorney and Guarantees

SCHEDULE 2.28     -        Relations with Customers

SCHEDULE 2.30     -        Transactions with Affiliates

SCHEDULE 3.3      -        Approvals

SCHEDULE 7.2      -        Management Incentive Employees

                            STOCK PURCHASE AGREEMENT

              THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and effective as of November 28, 2000, by and among Diodes Incorporated, a Delaware corporation ("Buyer"), Lite-On Power Semiconductor Corp., a Taiwan corporation ("Seller"), and (with respect only to Articles IV, VII, IX, X and XI) FabTech, Inc., a Delaware corporation ("Company"). Buyer, Seller and Company are referred to collectively as the "parties."

                                    RECITALS

              A. WHEREAS, Seller is the beneficial and record owner of all of the issued and outstanding shares of the capital stock of Company, consisting of 4,000,000 shares of Series A Convertible Preferred Stock and 1,000 shares of Common Stock (collectively, the "Shares").

              B. WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares in accordance with the terms and conditions set forth in this Agreement.

                                    AGREEMENT

              NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other good and valuable consideration the receipt of which is hereby acknowledged, and subject to the terms and conditions stated herein, Buyer, Seller and Company hereby agree as follows:

       1. PURCHASE AND SALE OF SHARES

              1.1 Purchase and Sale of Shares. Subject to the terms and conditions hereinafter set forth, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares.

              1.2 Purchase Price. As full payment for the Shares and for Seller's agreements and indemnities contained herein, Buyer shall pay to Seller up to Fifty-Five Million United States Dollars (U.S. $55,000,000) (the "Purchase Price"). The Purchase Price shall be computed and paid as set forth in Section
1.3 below.

              1.3 Payment of Purchase Price.

                     (a) The Purchase Price shall consist of the following amounts:

                     (1) An amount (the "Initial Purchase Price") equal to the amount, if any, by which U.S. $25,000,000 exceeds the sum of the following:

                            (A) The outstanding principal balance of, and
              interest accrued on, Company's indebtedness to Seller, Buyer and Citibank as of the Closing Date; and

                            (B) Any Liabilities of Company or any Subsidiary on
              the Closing Date (including any amounts accrued on the Closing Date under the Management Incentive Agreements referred to in
              Section 7.12), except (x) Liabilities the amounts of which are disclosed or reserved against on the Recent Balance Sheet and (y) Liabilities incurred, in connection with Company's or any Subsidiary's continuing businesses, in the ordinary course of business and consistent with past practice since the date of the Recent Balance Sheet. In the event the sum of the amounts set forth in Section 1.3(a)(i)(A) and (B) equals or exceeds U.S. $25,000,000 then the Initial Purchase Price shall be zero and no amount shall be payable by Buyer to Seller under this Section 1.3
              (a)(i).

                     (2) For each of the fiscal years ending December 31, 2001, 2002, 2003 and 2004, an amount (the "Earnout") determined as follows:

                     A
                E = --(B-40)
                    90

       where:   A  =   The number set forth in Column 1 of the following chart
                       for such fiscal year.

                       C
                B  =  -- X 100  rounded down to the nearest whole integer.
                       D

                C  =   The lesser of (i) Company's earnings before interest and
                       taxes ("EBIT") or (ii) 130% of the number set forth in Column 2 of the following chart for such fiscal year.

                D  =   The number set forth in Column 2 of the following chart
                       for such fiscal year.

                E  =   Earnout for any such fiscal year.

                    Fiscal
                     Year                  1                        2
                    ------                 -                        -
                     2001          U.S. $4,000,000          U.S. $7,326,000
                     2002                6,500,000               11,887,000
                     2003                9,000,000               15,622,000
                     2004               10,500,000               19,110,000

                     (b) The Initial Purchase Price shall be payable in cash in U.S. dollars on the Closing Date by wire transfer of immediately available funds to such account as Seller shall specify in writing not less than three (3) business days before the Closing Date.

                     (c) The Earnout for the fiscal year ending on any of December 31, 2001, 2002, 2003 or 2004 shall be payable in cash in U.S. dollars on or before the next March 31 by wire transfer of immediately available funds to such account as Seller shall specify in writing not less than three (3) business days before such payment date.

                     (d) The Earnout shall be determined by Buyer's accounting staff in accordance with U.S. generally accepted accounting principles consistently applied to the operations of Buyer and Company. The EBIT of Company used in determining the Earnout shall not be less than the EBIT of Company reported by Buyer in its consolidated financial statements filed with the U.S. Securities and Exchange Commission. The Earnout for each fiscal year shall be computed based upon Company's actual EBIT for such year without any deduction (or credit) due to any shortfall (or overage) in any prior or subsequent year. A portion of the Earnout for each fiscal year shall be deemed to be imputed interest at a rate (commencing on the Closing Date and based on a 365 day year) equal to the lowest applicable federal rate for the three month period ending on the last day of the calendar month in which the Closing Date occurs. For the Earnout payable with respect to 2001, 2002 or 2003, the applicable short-term federal rate shall be used. For the Earnout payable with respect to any subsequent fiscal year, the applicable mid-term federal rate shall be used.

                     (e) Any amount payable with respect to any fiscal year under the Management Incentive Agreements described in Section 7.12 shall be deducted from the Earnout payable with respect to such year.

                     (f) In the event the Earnout payable with respect to any year is less than the amount payable with respect to such fiscal year pursuant to the Management Incentive Agreements referred to in Section 7.12, Seller shall indemnify Buyer for the amount by which such incentive payment exceeds the Earnout for such fiscal year.

              1.4 Closing. The transfer of the Shares and the payment of the Initial Purchase Price shall be effected on the Closing Date. At the Closing, Seller shall deliver to Buyer certificates evidencing the Shares, together with assignments separate from the certificates duly executed in blank and, concurrently with such delivery, Buyer shall pay the Initial Purchase Price in accordance with Section 1.3. In addition, at the Closing, all other actions shall be taken, and all other documents shall be duly executed and delivered, which are necessary to consummate all other transactions contemplated by this Agreement, other than such actions and documents as are to be taken or delivered at another date as specifically provided in this Agreement.

              1.5 Closing Deadline. The Closing shall occur five (5) business days following the date upon which the waiting period provided for in the HSR Act expires, and all other conditions hereunder have been satisfied, or such earlier or later date as may be mutually agreed to in writing by Buyer and Seller (such date being referred to herein as the "Closing Date" or the "Closing"), but in no event later than March 31, 2001, unless both Buyer and Seller consent in writing to an extension beyond such date. The Closing shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, Forty-Eighth Floor, Los Angeles, California 90071. Buyer, Seller and Company agree to use commercially reasonable efforts to satisfy the conditions set forth in this Agreement, and to cause the Closing to occur within the specified time period.


       2. REPRESENTATIONS AND WARRANTIES OF SELLER

              Seller hereby represents and warrants to Buyer that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II):

              2.1 Due Formation. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power to own, lease and operate its assets, properties and business and to carry on its business as now being conducted and is duly qualified as a foreign corporation in good standing under the laws of each state or jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

              2.2 Shares. The Shares are validly issued, fully paid and nonassessable. Except for 4,000,000 shares of Series A Convertible Preferred Stock and 1,000 shares of Common Stock, as of the date of this Agreement, there are no shares of the capital stock or other equity securities of Company outstanding; there are no outstanding options, warrants or rights to purchase or acquire any shares of the capital stock or other equity securities of Company; and there are no contracts, commitments, understandings, arrangements or restrictions by which Company is bound to issue additional shares of its capital stock or other equity securities or other securities, options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities.

              2.3 Title to Shares. All of the Shares are held of record and owned beneficially by Seller free and clear of all liens, encumbrances, security interests, equities, options, claims, charges and restrictions (other than restrictions of general applicability imposed by federal or state securities laws), and, upon delivery of the Initial Purchase Price on the Closing Date as herein provided, Buyer will acquire good and marketable title to the Shares, free and clear of any lien, claim or other encumbrance.

              2.4 Certificate of Incorporation and Bylaws. Company has heretofore delivered to Buyer true and complete copies of the Certificate of Incorporation (certified by the Delaware Secretary of State) and the Bylaws (certified by the Secretary of Company) as in effect on the date hereof. The minute book of Company in the form heretofore delivered to Buyer accurately reflects all actions taken by the Board of Directors or the stockholders of Company on or before the date hereof.

              2.5 Subsidiaries. Each direct and indirect Subsidiary of Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Subsidiaries are duly qualified as corporations in good standing under the laws of each state or jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. All of the outstanding equity securities of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by Company free and clear of any liens, encumbrances, security interests, equities, options, claims, charges or restrictions of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any equity securities of any Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

              2.6 Authority. Seller and Company each has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document and to perform its obligations hereunder and thereunder. This Agreement has been, and each Transaction Document will be prior to the Closing, duly authorized, executed and delivered by Seller or Company, and (assuming the due authorization, execution and delivery by Buyer) this Agreement constitutes, and each Transaction Document when so executed and delivered will constitute, the legal, valid and binding obligations of Seller and Company enforceable against Seller and Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

              2.7 No Violation of Law and Agreements. Except as set forth in
Schedule 2.7, the execution and delivery by Seller or Company of this Agreement and each Transaction Document, and the performance by Seller or Company of its obligations hereunder or thereunder, does not and will not:

                     (a) violate any provision of the Certificate of Incorporation or Bylaws of Seller or Company;

                     (b) to the best knowledge of Seller, violate any provision of Applicable Law relating to Seller or Company; violate any provision of any order, arbitration award, judgment or decree to which Seller or Company is subject; or require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority; or

                     (c) require a consent, approval or waiver from, or notice to, any party to any contract to which Seller, Company or any Affiliate thereof is a party; or result in a breach of or cause a default under any provision of a contract to which Seller, Company or any Affiliate thereof is a party.

              2.8 Financial Statements. Company has previously delivered to Buyer true and complete copies of the consolidated financial statements of Company (the "Company Financial Statements") consisting of (i) the audited balance sheet of Company at December 31, 1995, 1996, 1997, 1998 and 1999 and June 30, 2000 and the unaudited balance sheet at October 31, 2000 (the "Recent Balance Sheet") and (ii) the audited statements of income for the fiscal years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the six months ended June 30, 2000 and the unaudited statement of income for the four months ended October 31, 2000 (including the notes and schedules contained therein or annexed thereto). All Company Financial Statements (including all notes and schedules contained therein or annexed thereto) have been prepared in accordance with GAAP consistently applied and with the books and records of Company, and fairly present the assets, liabilities and financial position, the results of operations and cash flows of Company on a consolidated basis as of the dates and for the years and periods indicated.

              2.9 No Undisclosed Liabilities. Neither Company nor any Subsidiary has any Liabilities, except (i) Liabilities the amounts of which are disclosed or reserved against on the Recent Balance Sheet and (ii) Liabilities incurred, in connection with Company's continuing businesses, in the ordinary course of business and consistent with past practice since the date of the Recent Balance Sheet.

              2.10 Absence of Certain Changes.

                     (a) Except as set forth in Schedule 2.10, since the date of the Recent Balance Sheet, neither Company nor any Subsidiary has:

                            (1) entered into any transaction, contract or
              commitment or incurred any obligation or liability (fixed or contingent) which is not a business transaction, contract, commitment or obligation entered into or incurred in the ordinary course of business and which at the date hereof is expected to have a materially adverse effect on the business, financial condition or prospects of Company or such Subsidiary;

                            (2) waived or released any rights of material value,
              other than in the ordinary course of business;

                            (3) accelerated receivables, delayed payables or
              liquidated inventory, except in accordance with prior practices;

                            (4) transferred or granted any rights under any
              concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, service marks, brand marks, brand names or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights;

                            (5) made or granted any wage or salary increase
              (except for increases made in accordance with established compensation policies of Company or such Subsidiary applied on a basis consistent with previous practice), entered into any employment contract with any officer or employee or made any loan (excluding advances for normal reimbursable business expenses) to, or entered into any transaction of any other nature with, any officer or director of Company or any Subsidiary (other than the Management Incentive Agreements referred to in Section 7.12);

                            (6) suffered any material adverse change in the
              financial condition or results of operations of Company and the Subsidiaries, or in their assets, properties, business, operations or prospects, considered as a whole;

                            (7) issued, sold or otherwise disposed of any
              securities of Company or of the Subsidiaries or, except in the ordinary course of business, any evidence of indebtedness of Company or of the Subsidiaries;

                            (8) made any changes in accounting methods or
              practices;

                            (9) committed to make any capital expenditures; or

                            (10) entered into any agreement to do any of the
              things described in this section.

                     (b) Since the date of the Recent Balance Sheet, each of Company and the Subsidiaries has operated its business in the ordinary course consistent with its past practice so as to preserve such business intact, to keep available to it the services of its employees, and to preserve its business and the goodwill of its suppliers, customers, distributors and others having business relations with it.

              2.11 Tax Returns and Payments.

                     (a) Company has filed its United States federal Income Tax Returns and its Missouri corporate Income Tax Returns on a separate basis. Except for the corporations and entities identified on Schedule 2.11, no other corporation or entity other than Company was or is includible in such Tax Returns. Company is not a party to any Tax allocation or sharing agreement, other than any such agreement of which a complete, true and accurate copy is included in Schedule 2.11. Each United States federal Income Tax and other federal, foreign, state, county and local Tax Return which is required to have been filed with respect to the operations, income or assets of Company or any member of Seller has been filed by or on behalf of Company or such member and is complete and correct, and all Taxes which have become due pursuant or with respect thereto or as reflected thereon, have been paid. Seller, Company and each member of Seller have disclosed on their Income Tax Returns all positions taken therein that could give rise to a substantial understatement of Income Tax within the meaning of IRC Section 6662 or R&TC Section 25935. Except as set forth on Schedule 2.11, Company is not subject to Tax in any state, local or foreign jurisdiction other than Missouri and Delaware; and Schedule 2.11, lists all federal, state, local and foreign income Tax Returns filed by or on behalf of Company for taxable periods ended after December 31, 1995, indicates those Tax Returns that have been examined or audited and indicates those Tax Returns that currently are the subject of examination or audit. Company has delivered to Buyer correct and complete copies of all federal and Missouri Income Tax Returns filed for each taxable period ended since December 31, 1995 (and, if applicable, for any prior taxable period which remains the subject of examination, audit, assessment or dispute or for which the statute of limitations for assessment has been extended and remains open), and all examination reports received and statements of deficiencies assessed against or agreed to by Company at any time.

                     (b) Except as set forth on Schedule 2.11:

                            (1) No extension or waiver of any statute of
              limitations has been requested of or granted by Company with respect to any Tax for any period, and no extension or waiver of time within which to file any Tax Return has been requested by or granted to Company or any member of Seller.

                            (2) No deficiency, delinquency or default for any
              Taxes relating to Company or Seller or its receipts, income, sales, transactions or other business activities has been claimed, proposed or assessed against Company or any member of Seller nor has Company or any member of Seller received notice of any such deficiency, delinquency, or default; and there is no audit, examination, investigation, claim, assessment, action, suit, proceeding, lien or encumbrance in effect, pending or proposed by any tax authority with respect to any such Taxes or with respect to any Tax Return of Company or Seller. No claim has been made by an authority in any state, local or foreign jurisdiction other than Missouri that Company is subject to taxation by that jurisdiction.

                            (3) Company has withheld and paid all Taxes required
              to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party.

                            (4) There is no tax ruling, request for ruling, or
              settlement, compromise, closing or Tax collection agreement in effect or pending which does or could affect the liability of Company for Taxes for any period after the Closing Date.

                            (5) Company has not been a member of an Affiliated
              Group filing a consolidated federal Income Tax Return, or incurred any liability for the Taxes of any person under Treasury Regulation Section 1.1502-6; under any provision of state, local or foreign law similar to Treasury Regulation Section 1.1502-6; as a transferee or successor; by contract; or otherwise.

                            (6) Company is not obligated to make any payments,
              or is a party to any agreement that under any circumstances could obligate Company to make any payments, that are or would not be deductible under IRC Section 162(m) or IRC Section 280G (other than as set forth in the Management Incentive Agreements referred to in Section 7.12).

                            (7) None of the assets of Company consists of any
              stock in a corporation (unless such stock represents either (A) one hundred percent (100%) of the stock of such corporation or (B) such stock is publicly traded and is less than one percent (1%) of both the total voting power and total fair market value of all outstanding stock of such corporation, determined after application of the attribution rules of IRC Section 318), indebtedness of another person or if there is market discount (as defined in IRC Section 1278(a)(2)) with respect to such indebtedness of more than $0, any interest as a partner in a partnership (as defined in IRC Section 7701(a)(2)), any interest in a trust, whether as grantor, beneficiary or otherwise, foreign currency, or any option or obligation to acquire or dispose of any of the foregoing.

                            (8) None of the assets of Company consists of or
              secures any indebtedness the interest on which is exempt from Income Tax; is "tax-exempt use property" within the meaning of IRC
              Section 168(h); or will as of the Closing Date be subject to any "safe harbor lease" within the meaning of former Section 168(f)(8) of the Internal Revenue Code of 1954.

              2.12 Compliance with Laws. Except as set forth in Schedule 2.12, to the best knowledge of Seller and Company, each of Seller, Company and the Subsidiaries has not violated and is in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority. Neither Seller nor Company nor any Subsidiary has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and neither Seller nor Company nor any Subsidiary is aware of any existing circumstances which are likely to result in violations of any of the foregoing.

              2.13 Contracts and Other Agreements.

                     (a) Schedule 2.13 sets forth as of the date of this Agreement all of the contracts and other agreements hereinafter referred to in this Section 2.13, to which Company or any Subsidiary is a party or by or to which it or its assets or properties are bound or subject (collectively, the "Contracts"):

                            (1) written contracts and other agreements with any
              current or former officer, director, employee, consultant, agent or other representative having more than six (6) months to run from the date hereof or providing for an obligation to pay or accrue compensation of $25,000 or more per annum, or providing for the payment of fees or other consideration in excess of $25,000;

                            (2) contracts and other agreements with any labor
              union or association representing any employee;

                            (3) contracts and other agreements for the purchase
              or sale of inventory, equipment or services that contain an escalation, renegotiation or redetermination clause or that cannot be canceled without liability, premium or penalty on thirty (30) or fewer days notice;

                            (4) contracts and other agreements for the sale of
              any of the assets or properties of Company or any Subsidiary other than in the ordinary course of business and for a sale price exceeding $50,000 in any one case (or in the aggregate, in the case of any series of related contracts or other agreements) or for the grant to any person of any preferential rights to purchase any of its assets or properties;

                            (5) contracts and other agreements (including,
              without limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $50,000 in any one case (or in the aggregate, in the case of any series of related contracts or other agreements);

                            (6) joint venture agreements;

                            (7) contracts or other agreements under which
              Company or a Subsidiary or a third party agrees to indemnify any party other than in the ordinary course of business;

                            (8) contracts and other agreements containing
              covenants of Company or any Subsidiary not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Company or any Subsidiary in any line of business or in any geographical area;

                            (9) contracts and other agreements relating to the
              making of any loan by Company or any Subsidiary;

                            (10) contracts or other agreements relating to the
              borrowing of money by Company or any Subsidiary or the direct or indirect guaranty by Company or any Subsidiary of any obligation for, or an agreement by Company or any Subsidiary to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other person or governmental or regulatory body;

                            (11) contracts or other agreements for or relating
              to computers, computer equipment, computer software or computer services in excess of $25,000; and

                            (12) contracts or other agreements between Company
              or any Subsidiary and any federal, state or local government, agency or authority.

                     (b) There have been delivered or made available to Buyer true and complete copies of all of the contracts and other agreements set forth in Schedule 2.13 or on any other Schedule. Neither Company nor any Subsidiary has been found to be in default under any such contract or agreement, nor will the consummation of the transactions contemplated by this Agreement result in a default under any such contract or agreement or the right to terminate such contract or agreement.

              2.14 Real Estate.

                     (a) Schedule 2.14 contains a complete and accurate list of the following:

                            (1) all real property and interests in real property
              and the buildings, structures and improvements thereon (the "Owned Property") owned by Company or a Subsidiary, or which Company or a Subsidiary is contractually obligated to purchase;

                            (2) all leases (the "Leases") of real property and
              interests in real property and the buildings, structures and improvements thereon (the "Leased Property") pursuant to which Company or a Subsidiary is the lessee;

                            (3) all contracts or options (and all amendments,
              extensions and modifications thereto) held by Company or a Subsidiary, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of Company or a Subsidiary to purchase or acquire any interest in real property;

                            (4) all contracts or options (and all amendments,
              extensions and modifications thereto) granted by Company or a Subsidiary, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of Company or a Subsidiary to sell or dispose of any interest in real property; and

                            (5) all policies of title insurance issued to
              Company or a Subsidiary with respect to the Facilities.

                     (b) The Facilities are sufficient for the conduct of the business of Company and the Subsidiaries as such business is now conducted. Except as set forth in Schedule 2.14, Company or a Subsidiary has the right under valid and existing leases or other agreements to occupy and use all Leased Property which it uses in the conduct of their business. Neither the whole nor any portion of the Facilities has been condemned, requisitioned or otherwise taken by any Governmental Authority, and neither Company nor a Subsidiary has received any notice that any such condemnation, requisition or taking is threatened, which condemnation, requisition or taking would preclude or materially impair the current use thereof. All buildings, structures and appurtenances comprising part of the Facilities which are currently being used in the conduct of the business of Company or any Subsidiary are in satisfactory condition and have been reasonably maintained, normal wear and tear excepted. All Facilities have received all required approvals of Governmental Authorities (including, without limitation, permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations. All Facilities are supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated. The improvements constructed on the Facilities, including, without limitation, all Leasehold Improvements, and all fixtures and equipment and other tangible assets owned, leased or used by Company or a Subsidiary at the Facilities are (i) insured to the extent and in a manner customary in the industry,
       (ii) structurally sound with no known defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of Company's and the Subsidiaries' businesses as presently conducted and (vi) in conformity with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect.

                     (c) Company has good and marketable title to the Owned Property, subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, and there are no encroachments by Company or a Subsidiary on abutting property and no encroachments by others on their properties, except: as reflected in the Recent Balance Sheet; tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings described in Schedule 2.14; such imperfections of title and encumbrances which do not detract materially from the value thereof for the conduct of the business conducted there, or materially interfere with the use thereof for the conduct of the business conducted there; zoning ordinances, recorded building use and other restrictions and easements of record which do not materially interfere with the use thereof for the conduct of the business conducted there; and mortgages, deeds of trust or other claims and encumbrances, as set forth in Schedule 2.14. Except as set forth in Schedule 2.14, neither Company nor a Subsidiary nor Seller has received any written notice that Company or a Subsidiary is in violation of any zoning, use, occupancy, building, wetlands or environmental regulation, ordinance or other law, order, regulation or requirement relating to the Facilities, including, without limitation, the Americans With Disabilities Act and Environmental Laws.

                     (d) Except as set forth in Schedule 2.14, each Lease is in full force and effect, neither Company nor a Subsidiary is in default of its obligations under any Lease, and no Lease is subject to or encumbered by any lien or other restriction which impairs the use of the property to which it relates in the business of Company or a Subsidiary as now conducted.

              2.15 Environmental Matters. Except as set forth on Schedule 2.15:

                     (a) For purposes of this Section, the term "Company" shall include (i) all Affiliates of Company, (ii) all partnerships, joint ventures and other entities or organizations in which Company or a Subsidiary was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Company or a Subsidiary or to which Company or a Subsidiary has succeeded; provided, however, that in no event shall Vishay Intertechnology, Inc. be deemed to be an Affiliate of Company for the purposes of this Section 2.15.

                     (b) The Facilities have been maintained in compliance with all applicable federal, state, local or foreign laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of law, restrictions and licenses, which (i) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances; the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees; or
       (ii) impose liability with respect to any of the foregoing, including, without limitation, the Federal Water Pollution Control Act (33 U.S.C.
       Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C.
       Section 6901 et seq.) ("RCRA"), Safe Drinking Water Act (21 U.S.C.
       Section 349, 42 U.S.C. Section 201, 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), and Missouri Revised Statutes Sections 260.350 et seq., 643.010 et seq. and 644.006 et seq., or any other similar federal, state or local law of similar effect, each as amended. (All of the above, collectively, are referred to herein as the "Environmental Laws").

                     (c) The Facilities are, and at all times have been, and all Former Facilities were at all times when owned, leased or operated by Company or a Subsidiary, owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any liability under any Environmental Laws.

                     (d) Company has, and at all times has had, all Permits required under any Environmental Law and each Facility is, and at all times has been, in compliance with all such Permits.

                     (e) The consummation of any of the transactions contemplated by this Agreement will not require an application for issuance, renewal, transfer or extension of, or any other administrative action regarding, any Permit required under any Environmental Law.

                     (f) Neither Company nor a Subsidiary nor Seller has received any notice at any time that it is or was claimed to be in violation of or in non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law.

                     (g) There is not now pending or threatened, nor any basis for, nor has there ever been, any Action against Company or a Subsidiary under any

       Environmental Law or otherwise with respect to any Release or mishandling of any Hazardous Substance.

                     (h) There are no consent decrees, judgments, judicial or administrative orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Company or a Subsidiary or any Facility or Former Facility.

                     (i) There is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or from any Facility or any Former Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the business conducted there.

                     (j) Company has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in liability of Company or a Subsidiary under any Environmental Law.

                     (k) There are no present or past Environmental Conditions in any way relating to Company or a Subsidiary, or the Facilities. "Environmental Conditions" means the introduction into the environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon the Facilities or other property of Company or a Subsidiary and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Seller, Company or a Subsidiary has or may become liable to any person or by reason of which the Facilities may suffer or be subjected to any lien.

                     (l) No current or past use, generation, treatment, transportation, storage, disposal or handling practice of Company or a Subsidiary with respect to any Hazardous Substance has or will result in any liability under the CERCLA or RCRA or any state or local law of similar effect.

                     (m) There is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws, and there has been no Release from or rupture of any such tank or pipeline, including, without limitation, any Release from or in connection with the filling or emptying of such tank.

                     (n) True, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Company or a Subsidiary or Seller, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past five years, either by Seller, Company or a Subsidiary or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Company or a Subsidiary or Seller has knowledge is included on Schedule 2.15.

                     (o) Company does not manufacture or distribute any product in the State of Missouri which requires any warning mandated by Missouri Law.

                     (p) Company is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on Schedule 2.22) under which Company or a Subsidiary is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

                     (q) Company has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                     (r) Company has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

              2.16 Intellectual Property and Computer Software.

                     (a) Each of Company and each Subsidiary of Company has all requisite right, title and interest in or valid and enforceable rights under contracts or licenses to use all Company Intellectual Property necessary to the conduct of its respective business as presently conducted. To the extent any Intellectual Property is the subject of a licensing agreement, such licensing agreement and the parties thereto are described in Schedule 2.16. Except as described in Schedule 2.16, neither Company nor any Subsidiary of Company has received notice that it is infringing upon or otherwise misappropriating any rights relating to the Intellectual Property of any third party or any application pending for the Intellectual Property of any third party, and neither Company nor any of its Subsidiaries has knowledge of any basis for any such claim of infringement or misappropriation.

                     (b) Each item of Company Intellectual Property is owned exclusively by the Company or its Subsidiaries (excluding Intellectual Property licensed to Company or such Subsidiaries) and is free and clear of any Liens. Company (i) owns exclusively all trademarks, service marks and trade names used by Company in connection with the operation or conduct of the business of Company, including the sale of any products or technology or the provision of any services by Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that Company otherwise purports to own; provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to Company or are in the public domain. Each Subsidiary of Company (i) owns exclusively all trademarks, service marks and trade names used by such Subsidiary in connection with the operation or conduct of the business of such Subsidiary, including the sale of any products or technology or the provision of any services by such Subsidiary and (ii) owns exclusively, and has good title to, all copyrighted works that are such Subsidiary's products or other works of authorship that the Subsidiary otherwise purports to own; provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to the Subsidiary or are in the public domain.

                     (c) To the extent that any Company Intellectual Property has been developed or created by any party other than Company or a Subsidiary, Company has a written agreement with such party with respect thereto and Company or Subsidiary has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a license under or to such Intellectual Property.

                     (d) Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of Company's and its Subsidiaries' business as it currently is conducted or as reasonably contemplated to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of Company (including products, technology or services currently under development).

                     (e) To the knowledge of Seller and Company, no party is infringing or misappropriating any Company Intellectual Property.

                     (f) No Company Intellectual Property or product, technology or service of Company or its Subsidiaries is subject to any Action that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by Company or its Subsidiaries or that may affect the validity, use or enforceability of such Company Intellectual Property.

                     (g) Company has taken all necessary and appropriate steps to protect and preserve ownership of Company Intellectual Property. Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property. In the event that the consultant is concurrently employed by Company and a third party, Company has taken additional steps to ensure that any Company Intellectual Property developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement. Such steps include, but are not limited to, ensuring that all research and development work performed by such a consultant are performed only on Company's facilities and only using Company's resources.

              2.17 Title to Properties, Absence of Liens and Encumbrances. Company and each Subsidiary has good and marketable title to all of its properties and assets whether real, personal, tangible or intangible, including all properties reflected in the Recent Balance Sheet and those acquired since the date thereof (except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all mortgages, liens, pledges, easements, covenants, conditions, restrictions, claims and encumbrances, other than (i) as referred to in the Recent Balance Sheet, (ii) any liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings, and
(iii) the matters set forth in the Schedule 2.17. None of the assets necessary to operate the business conducted by Company or any Subsidiary are owned by Seller or an Affiliate of Seller (other than Company and the Subsidiaries).

              2.18 Permits. Schedule 2.18 sets forth all governmental Permits held by Company or any Subsidiary and necessary to the operation of their respective business. Except for Permits for which applications are shown in
Schedule 2.18 to be pending, all such Permits are currently in force. No written notice of any violation has been received in respect of any such Permit, and no proceeding is pending that would suspend or revoke or limit any such Permit.

              2.19 Labor and Employment Matters.

                     (a) Each of Company and the Subsidiaries has: (i) withheld and paid to the appropriate Governmental Authorities, or are withholding for payment not yet due to such authorities, all amounts required to be withheld from its employees; (ii) is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; and (iii) to the best knowledge of Seller and Company, has complied in all respects with all

       Applicable Laws, rules and regulations relating to the employment of labor, including, without limitation, Title VII of the Federal Civil Rights Act of 1964, as amended, the Federal Occupational Safety and Health Act, and those relating to hours, wages, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities.

                            (i) Neither Seller nor Company nor any Subsidiaries
              are a party to any collective bargaining agreement or other labor contract applicable to the employees of Company; (ii) there has been no breach or other failure to comply with any material provision of such agreement or contract; and (iii) neither Company, nor any Subsidiary, is subject: (1) to any unfair labor practice complaint pending before the National Labor Relations Board or any other federal, state, local or foreign agency, (2) pending or threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance, or threat thereof,
              (3) pending grievance proceeding, representation question or arbitration proceeding arising out of or under any collective bargaining agreement, or (4) attempt by any union to represent employees of Company or a Subsidiary as a collective bargaining agent.

              2.20 Employee Benefits Plans.

                     (a) Schedule 2.20 sets forth a true and complete list of all Benefit Plans and identifies as such each Benefit Plan that is an "employee welfare plan," as defined in ERISA Section 3(1) (a "Welfare Plan"), or an "employee pension benefit plan," as defined in ERISA
       Section 3(2) (a "Pension Plan"), that Company, and any trade or business which is under control, or which is treated as a single employer, with Company under Section 414(b), (c), (m) or (o) maintains, participates in, or contributes to, or has ever maintained, participated in, or contributed to; provided, however, that the term "Pension Plan" shall not include any Benefit Plan that is a "multiemployer plan" within the meaning of ERISA Section 3(37) (a "Multiemployer Plan"). Each Benefit Plan that is not a Welfare Plan, Pension Plan or Multiemployer Plan is referred to below as a "Benefit Arrangement."

                     (b) Seller or Company has delivered to Buyer true and complete copies of: (i) all plan texts, agreements and material employee communications relating to each Benefit Plan; (ii) all summary plan descriptions (whether or not required to be furnished pursuant to ERISA), the three (3) most recent annual reports (including all schedules thereto) and the three (3) most recent annual and periodic accounting and financial statements of related plan assets with respect to each Pension Plan and Welfare Plan; (iii) the most recent determination letter received from the Internal Revenue Service with respect to each Pension Plan; and (iv) the most recent actuarial report with respect to each Pension Plan subject to Title IV of ERISA.

                     (c) No event has occurred (and there exists no condition or set of circumstances) in connection with any Benefit Plan that could subject Company, Buyer, or any Benefit Plan, directly or indirectly, to any liability under ERISA, IRC or any other law, regulation or governmental order applicable to any Benefit Plan.

                     (d) Each Benefit Plan (other than any Multiemployer Plan) conforms to, and its administration is in compliance with, all applicable laws and regulations, including, but not limited to, ERISA and IRC, and no fiduciary of any Benefit Plan has taken any action that could result in such fiduciary being liable for the payment of damages under ERISA
       Section 409 and that would result in any liability for Company or Buyer.

                     (e) Each Pension Plan that is intended to qualify under
       Section 401(a) or 403(a) of IRC is so qualified and has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of IRC, and nothing has occurred since the date of such letter that could adversely affect such qualification or exemption.

                     (f) Each Benefit Plan (other than any Multiemployer Plan) has been maintained in accordance with its terms, and there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) that have been asserted or instituted against or with respect to any such Benefit Plan or the assets of any of the trusts under any such Benefit Plan.

                     (g) There has been no failure to comply with applicable ERISA or other requirements as to the filing of reports, documents and notices with the Secretary of Labor, the Secretary of the Treasury and the Pension Benefit Guaranty Corporation ("PBGC") that could subject any Benefit Plan (other than any Multiemployer Plan), any fiduciary thereof, Company or Buyer to a penalty, and any requirement of the furnishing of such documents to participants or beneficiaries, due before the Closing Date, has been or will be complied with by all of the Benefit Plans prior to the Closing.

                     (h) No "prohibited transaction," as such term is defined in Code Section 4975 and ERISA Section 406, has occurred with respect to any Pension Plan or Welfare Plan that could subject such Plan, any fiduciary thereof, Company or Buyer to a penalty for such prohibited transaction imposed by ERISA Section 502 or a material tax imposed by Code Section 4975.

                     (i) Any bond required by applicable provisions of ERISA with respect to any Pension Plan or Welfare Plan has been obtained and is in full force and effect.

                     (j) No "reportable event," as such term is defined in ERISA
       Section 4043(c), has occurred or is continuing with respect to any Pension Plan.

                     (k) No Pension Plan that is or was subject to Title IV of ERISA has been terminated; no proceeding has been initiated to terminate any such Plan; and Company has not incurred, nor reasonably expects to incur, any liability, whether to the PBGC or otherwise, except for required premium payments, which payments have been made when due, with respect to the termination of any Pension Plan. No event has occurred (and there exists no condition or set of circumstances) that presents a material risk of the partial termination of any Pension Plan.

                     (l) No Benefit Plan provides medical or death benefits (whether or not insured) with respect to current or former employees of Company beyond their retirement or other termination of service (other than coverage mandated by law or death benefits under any Pension Plan).

                     (m) There are no unfunded benefit obligations arising in any jurisdiction.

                     (n) The consummation of the transactions contemplated hereby will not entitle any current or former employee of Company to severance pay, unemployment compensation or any similar payment, or accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.

                     (o) Seller has provided (or has caused the applicable Benefit Plans to provide) and will continue to provide (or cause the applicable Benefit Plans to provide) for "continuation coverage" to or for the benefit of each "covered employee" and each "qualified beneficiary" entitled thereto (as such terms are defined in Code Section 4980B) and shall otherwise comply in all respects with the requirements (including, but not limited to, notice requirements) of Code Section 4980B as to each such covered employee and each such qualified beneficiary with respect to whom a "qualifying event" (as defined in Code
       Section 4980B) has occurred (or will occur) through the Closing.

                     (p) Schedule 2.20 sets forth a true and correct list of all Multiemployer Plans to which Seller or Company have contributed, or are required to contribute. To the best knowledge of Seller and Company, each Multiemployer Plan has been maintained in substantial compliance with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and IRC. To the best knowledge of Seller and Company, no "prohibited transaction," as defined in ERISA Section 406 or Code Section 4975, has occurred in connection with any Multiemployer Plan. Seller or Company shall have made, on or prior to the Closing, all contributions required to be made to each Multiemployer Plan.

                     (q) Schedule 2.20 sets forth accurately, for each Multiemployer Plan, the amount of contributions by Seller or Company to such plan for the prior two plan years and the amount of withdrawal liability as determined under Section 4201 of ERISA that Seller or Company would incur if they withdrew from such plan in a complete withdrawal. With respect to any Multiemployer Plan, Seller or Company have not incurred or otherwise become liable for and are not reasonably expected to incur or become liable for a "complete withdrawal" or "partial withdrawal," as such terms are defined in Sections 4203 and 4205 of ERISA, respectively, with respect to events that have occurred before or as of the Closing. Seller previously has furnished to Buyer complete and correct summaries of Seller's and Company's contribution history with respect to each of the Multiemployer Plans set forth in Schedule 2.20.

              2.21 Litigation. There is no litigation, action, suit, proceeding or to the best knowledge of Seller or Company, investigation presently pending or threatened against Company or a Subsidiary or affecting its assets, property, business or prospects or restricting or prohibiting the consummation of the transactions contemplated by this Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

              2.22 Insurance. Schedule 2.22 sets forth a list and brief description of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of Company and each Subsidiary. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities of the kinds and in amounts customarily insured against by persons of established reputation engaged in the same or a similar business similarly situated. All premiums on all such policies have been paid to date and Company has complied with all conditions of such policies and has received no notice of any failure to comply with the terms of such policies. In addition,
Schedule 2.22 sets forth in respect of such policies and binders (i) the type and amount of coverage provided thereby, (ii) their respective effective dates and (iii) any claims made or occurrences reported during the past two (2) years with respect to products liability and workers compensation.

              2.23 Officers, Directors and Key Employees. Schedule 2.23 sets forth (i) the name and total compensation of each officer and director of Company or a

Subsidiary, and each other employee of Company or a Subsidiary whose salary as of the date hereof equals or exceeds $60,000 per annum, and (ii) all commitments or agreements by Company or a Subsidiary to increase the wages or to modify the conditions or terms of employment of any such employees.

              2.24 Conditions of Tangible Assets and Inventories.

                     (a) All items of machinery, equipment and other tangible assets of Company and each Subsidiary are in good operational condition, have been regularly and properly serviced and maintained in a manner that would not void or limit the coverage of any warranty thereon, other than items currently under, or scheduled for, repair or construction, and are adequate and fit to be used for the purposes for which they are currently used in the manner they are currently used.

                     (b) The inventory of the Company and the Subsidiaries consist of items of merchantable quality and quantity usable or salable in the ordinary course of business, and are salable at prevailing market prices not less than the book value amounts thereof, and are not obsolete, damaged, slow-moving or defective. No item included in the inventory has been the subject of recall by a government agency. The value at which inventories are carried on the Recent Balance Sheet reflects the customary inventory valuation policy of Company (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory in accordance with GAAP consistently applied.

              2.25 Bank Accounts. Schedule 2.25 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which each of Company and the Subsidiaries maintain accounts of any nature, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

              2.26 Powers of Attorney; Guarantees. Except as set forth in
Schedule 2.26, neither Company nor any Subsidiary has an obligation to act under any outstanding power of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, consignor, endorser (other than for purposes of collection in the ordinary course of the business), co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

              2.27 Relations with Suppliers. No supplier has canceled any contract or order for provisions of, and there has been no threat by any supplier not to provide, products, supplies, or services (including utilities) to Company or any Subsidiary within the twelve (12) months immediately preceding the date of this Agreement.

Each of Company's and the Subsidiaries' relationships with its suppliers are commercially satisfactory.

              2.28 Relations with Customers. Except as set forth in Schedule 2.28, no customer has canceled any contract or order for provisions of, and there has been no threat by any customer not to purchase (or to reduce its purchases of), products from Company or any Subsidiary within the twelve (12) months immediately preceding the date of this Agreement. Each of Company's and the Subsidiaries relationships with its customers are commercially satisfactory.

              2.29 Accounts Receivables. All of the accounts receivable owing to each of Company and the Subsidiaries as of the date of this Agreement constitute, and as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business and will be fully collected within sixty (60) days after the date when first due, and there has been no notice of any claims, refusals to pay or other claimed rights of set off against any thereof. (i) No third party account debtor is delinquent in its payment in the aggregate more than $10,000 by more than sixty (60) days; (ii) no account debtor has refused or threatened to refuse to pay its obligations for any reason; (iii) no account debtor is insolvent or bankrupt; and (iv) no account receivable is pledged to any third party.

              2.30 Transactions with Affiliates. Schedule 2.30 is a true, correct and complete list of all existing business relationships between each of Company and the Subsidiaries and any of the officers, directors or shareholders thereof or any of such officer's, director's, or shareholder's Affiliates. No officer or employee of Company or any Subsidiary or Seller or any of Seller's Affiliates has any material interest in any property, real or personal, tangible or intangible of Company or any Subsidiary, is indebted or otherwise obligated to Company or any Subsidiary, has any contractual relationship with Company or any Subsidiary or is an officer, director, employee or consultant of a competitor of Company or any Subsidiary. Neither Company nor any Subsidiary is indebted or otherwise obligated to any such person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse or time, or both) result in any benefit or payment (severance or other) arising or becoming due from Company or any Subsidiary or the successor or assign of any thereof to any person.

              2.31 Data Processing. Company's and each Subsidiary's records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques utilized by companies of comparable size in similar lines of business. The data processing equipment, data transmission equipment, related peripheral equipment and software used by the foregoing in the operation of the business to generate and retrieve such records are comparable in performance, condition and capacity with those utilized by companies of comparable size in similar lines of business and have been since December 31, 1999, free from limitations on capacity or readiness to accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information, including, but not limited to, functionality of peripheral interfaces, firmware and embedded microchips

              2.32 Brokerage. No broker, finder or investment banker has acted directly or indirectly for Company, Seller or any Affiliate thereof in connection with this Agreement or the transactions contemplated hereby. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in respect of any such transaction based in any way on agreements, arrangements or understandings made by or on behalf of Company, Seller or any Affiliate thereof.

              2.33 Accuracy of Representations. No representation, warranty, statement or schedule furnished by Seller or Company to Buyer in connection with the transactions contemplated hereby contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

       3. REPRESENTATIONS AND WARRANTIES OF BUYER

              Buyer represents and warrants to Seller that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III):

              3.1 Organization and Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, has the requisite power to own, lease and operate its assets, properties and business and is duly qualified as a foreign corporation in good standing under the laws of each state or jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

              3.2 Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document and to perform its obligations hereunder and thereunder. This Agreement has been, and each Transaction Document will be prior to the Closing, duly authorized, executed and delivered by Buyer, and (assuming the due authorization, execution and delivery by Seller and Company) this Agreement constitutes, and each Transaction Document when so executed and delivered will constitute, the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

              3.3 No Violation of Law and Agreements. Except as set forth on
Schedule 3.3, the execution and delivery by Buyer of this Agreement and each Transaction Document, and the performance by Buyer of its obligations hereunder or thereunder, does not and will not:

                     (a) violate any provision of the Certificate of Incorporation or Bylaws of Buyer;

                     (b) (i) violate any provision of Applicable Law relating to Buyer; (ii) violate any provision of any order, arbitration award, judgment or decree to which Buyer is subject; or (iii) require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority; or

                     (c) (i) require a consent, approval or waiver from, or notice to, any party to any contract to which Buyer or any Affiliate thereof is a party; or (ii) result in a breach of or cause a default under any provision of a contract to which Buyer or any Affiliate thereof is a party.

              3.4 Brokerage. No broker, finder or investment banker has acted directly or indirectly for Buyer or any Affiliate thereof in connection with this Agreement or the transactions contemplated hereby. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in respect of any such transaction based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any Affiliate thereof.

       4. COVENANTS AND AGREEMENTS OF SELLER AND COMPANY

              4.1 Conduct of Business. From the date hereof through the Closing Date, Seller shall cause Company to, and Company shall, carry on its business and Company shall cause each Subsidiary to carry on each of its business, substantially in the manner in which they are presently conducted and, without the prior written consent of Buyer, not to undertake any of the actions specified in Section 2.10.

              4.2 Efforts to Close. From the date hereof through the Closing Date, Seller and Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby (including, without limitation, using commercially reasonable efforts to satisfy Buyer's conditions to Closing), and shall cooperate with Buyer in connection with the foregoing.

              4.3 Continued Effectiveness of Representations and Warranties of Seller. From the date hereof through the Closing Date, (i) Seller shall, and Seller shall cause Company to, use its commercially reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in
Article II shall continue to be true and complete on and as of the Closing Date as if made on and as of the Closing Date, and (ii) Company and Seller shall promptly notify Buyer of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Seller or Company and of any changes to any of the Disclosure Schedules; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Notwithstanding the foregoing, Company shall not be liable for any breach of the representations and warranties contained in Article II.

              4.4 Corporate Examinations and Investigations. Prior to the Closing Date, Buyer shall be entitled, through its employees, agents and representatives, to make such investigation of the assets, liabilities, properties, business and operations of Company and the Subsidiaries, and such examination of the books, records and financial condition of Company and the Subsidiaries, as Buyer reasonably determines is necessary. Without limiting the foregoing, Buyer shall have the right, at its sole cost and expense, to (i) conduct tests of the soil, surface or subsurface waters and air quality at, in, on, beneath or about the Facilities, and such other procedures as may be recommended by independent environmental consultants selected by Buyer (the "Consultant(s)") based on its reasonable professional judgment, in a manner consistent with good engineering practice, (ii) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to Environmental Conditions or environmental noncompliance, and (iii) inspect all buildings and equipment at the Owned Property and the Facilities including, without limitation, the visual inspection of the Facilities for asbestos-containing construction materials; provided, however, that in each case, such tests and inspections shall be conducted only (i) during regular business hours; and (ii) in a manner which will not unduly interfere with the operation of Company's business or the use of, access to or egress from the Facilities.

              4.5 Assignment of Leaseholds. Seller and Company shall obtain from the lessors or sublessors of the Leased Property, as Buyer shall request, estoppel certificates addressed to Buyer and Company stating (i) that the applicable lease is and will continue to be in full force and effect and has not been modified or amended, except as indicated in such certificate, and neither the Landlord nor Company is in default thereunder, (ii) the expiration date of the term thereunder, (iii) the rent and other charges payable thereunder and (iv) the date through which rent and other charges have been paid thereunder.

              4.6 Insurance. From the date hereof through the Closing Date, Seller shall cause Company and the Subsidiaries to maintain, and Company shall maintain and cause the Subsidiaries to maintain, in full force and effect (including necessary renewals thereof) the insurance policies listed on Schedule 2.22, except to the extent that they may be replaced with equivalent policies appropriate to insure the assets, properties and business of Company and the Subsidiaries to the same extent as currently insured.

              4.7 Cooperation. Company and Seller shall provide Buyer or its Representatives with any other document related to Company and the Subsidiaries that Buyer may reasonably request and shall otherwise cooperate (i) in Buyer's examination of Company and the Subsidiaries, and (ii) with Buyer's financing sources.

              4.8 WARN Act. Seller shall give notice of any "plant closing" or "mass layoff," as such terms are defined in the WARN Act and the regulations promulgated thereunder (the "WARN Act"), which occur up to and including the Closing Date, and Seller shall indemnify and hold Buyer harmless for any and all liability arising from a failure to give such notice or arising from a plant closing or mass layoff occurring prior to or on the Closing Date.

              4.9 Expenses. Seller shall bear all expenses incurred on behalf of Seller, Company or any Subsidiary in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and shall reimburse Buyer promptly upon demand for one-half of (i) any costs incurred by Buyer in connection with the preparation or negotiation of this Agreement or the Management Incentive Agreements referred to in Section 7.12, and (ii) any costs incurred by the independent directors of Buyer in connection with the fairness opinion referred to in Section 7.14.

              4.10 Further Assurances. Seller and Company shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

              4.11 Hart-Scott-Rodino. Seller and Company shall promptly take all such action as may be necessary, desirable or convenient to satisfy the requirement of filing notification under the HSR Act and the rules of the FTC thereunder and to comply at the earliest practicable date with any request for additional information received by it from the FTC or from Justice pursuant to the HSR Act. Seller and

Company shall use all commercially reasonable efforts to assist Buyer in complying with its obligations under Section 5.4 hereof.

              4.12 No Solicitation of Transactions. Neither Seller nor Company shall, directly or indirectly, solicit, encourage, initiate or hold discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any Person (other than Buyer and its employees, representatives and agents) with respect to a merger, consolidation, sale of a substantial amount of assets, sale of securities or acquisition of beneficial ownership of Company or any Subsidiary.

              4.13 Noncompetition.

                     (a) As used in this Agreement, the term "Competitive Activity" shall mean any participation in, ownership of any interest in, acceptance of business from or assistance, promotion or organization of any person, partnership, corporation, firm, association or other business organization, entity or enterprise which, directly or indirectly, is engaged in, or hereinafter engages in, research on, or development, production, marketing or selling of Schottky wafers.

                     (b) Until December 31, 2004, Seller shall refrain from, without the prior written consent of Buyer in each instance, directly or indirectly, engaging in any Competitive Activity in any of the following geographic areas:

                            (1) the State of California;

                            (2) the United States of America;

                            (3) the United States of America, The People's
              Republic of China and Taiwan; and

                            (4) anywhere in the world.

                     (c) Seller shall not, without the prior written consent of Buyer in each instance, disclose or use in any way any confidential business or technical information or trade secret of Company, whether or not patentable, copyrightable or otherwise protected by law (collectively, the "Trade Secrets"), including, without limitation, any information concerning Company Intellectual Property, customer lists, products, designs, processes, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom Company transacts business, and all other information which is related to any product, service or business of Company, other than information which is generally known in the industry in which Company transacts business or is acquired from public sources; all of which Trade Secrets are the exclusive and valuable property of Company.

                     (d) Seller shall not, directly or indirectly, employ or offer to employ, call on, solicit, interfere with or attempt to divert or entice away any employee or independent contractor of Company (or any person whose employment or status as an independent contractor has terminated within the twelve (12) months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets of Company.

              Seller hereby acknowledges and agrees that it would be difficult to fully compensate Buyer for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that Buyer shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith. This provision with respect to injunctive relief shall not, however, diminish Buyer's right to claim and recover damages.

              4.14 Inventory and Accounts Receivable. (a) Seller and Buyer shall each review the inventory and accounts receivable of Company and the amounts reserved by Company in connection therewith, and Seller shall cause the financial statements of Company as of the Closing Date to reflect such increase or decrease in such reserves as to which Seller and Buyer mutually shall agree. Any such change in reserves shall have no effect on the Purchase Price.

              4.15 Indebtedness. From the date hereof through the Closing Date, Company shall refrain from paying, and Seller shall cause Company to refrain from paying, any indebtedness of Company to Seller or Citibank.

       5. COVENANTS AND AGREEMENTS OF BUYER

              5.1 Efforts to Close. From the date hereof through the Closing Date, Buyer shall use commercially reasonable efforts to take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby (including, without limitation, using commercially reasonable efforts to satisfy Seller's conditions to Closing), and shall cooperate with Seller in connection with the foregoing.

              5.2 Expenses. Except as set forth in Section 4.9, Buyer shall bear all expenses incurred on behalf of Buyer in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel, and accountants.

              5.3 Further Assurances. Buyer shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

              5.4 Hart-Scott-Rodino. Buyer shall promptly take all such action as may be necessary, desirable or convenient to satisfy the requirement of filing notification under the HSR Act and the rules of the FTC thereunder and to comply at the earliest practicable date with any request for additional information received by it from the FTC or from Justice pursuant to the HSR Act. Buyer shall use all commercially reasonable efforts to assist Seller in complying with its obligations under Section 4.11 hereof.

       6. CONDITIONS TO THE OBLIGATIONS OF SELLER

              The obligation of Seller to complete the transactions contemplated hereby is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

              6.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and complete on and as of the Closing Date as though made at and as of that date, and Buyer shall have delivered to Seller a certificate to such effect.

              6.2 Compliance with Covenants. Buyer shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it on or prior to the Closing Date, and Buyer shall have delivered to Seller a certificate to that effect.

              6.3 Corporate Action. Buyer shall have delivered to Seller (i) certified copies of Buyer's Certificate of Incorporation, Bylaws and resolutions of Buyer's Board of Directors, in form reasonably satisfactory to Seller, approving the execution and delivery of this Agreement and each Transaction Document and the performance of Buyer's obligations hereunder and thereunder;
(ii) a certificate of good standing with respect to Buyer issued by the appropriate Governmental Authority of Buyer's jurisdiction of incorporation showing that Buyer is in good standing in such jurisdiction, dated within ten
(10) business days prior to the Closing Date; and (iii) an incumbency certificate of Buyer, certified by the Secretary or Assistant Secretary of Buyer.

              6.4 Litigation. On the Closing Date, there shall be no Action pending or threatened pertaining to the transactions contemplated hereby or to their consummation.

              6.5 Absence of Adverse Governmental Action. No action shall have been taken, proposed or threatened and no statute, rule, regulation or order shall have been proposed, enacted or entered by any Governmental Authority or by any court with jurisdiction over the transactions contemplated hereby that threatens to prohibit or unduly delay consummation of such transactions on the terms and provisions herein set forth.

              6.6 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedule 2.7, shall have been filed, made or obtained, and all waiting periods applicable under the HSR Act shall have expired or been terminated.

              6.7 Approval of Documentation. The form and substance of all certificates, instruments, opinions and other documents delivered to Seller under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel.

              6.8 Payment of Indebtedness. On the Closing Date, Company shall deliver to Seller a promissory note in substantially the form attached hereto as Exhibit A representing Company's outstanding indebtedness to Seller, together with all interest accrued thereon, as of the Closing Date.



       7. CONDITIONS TO THE OBLIGATIONS OF BUYER

              The obligation of Buyer to complete the transactions contemplated hereby is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

              7.1 Representations and Warranties. The representations and warranties of Seller contained herein shall be true and complete on and as of the Closing Date as though made at and as of that date, and Seller shall have delivered to Buyer a certificate to such effect.

              7.2 Compliance with Covenants. Seller and Company shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it on or prior to the Closing Date, and Seller and Company shall have delivered to Buyer a certificate to that effect.

              7.3 Corporate Action. Seller shall have delivered to Buyer (i) certified copies of Seller's and Company's Certificates of Incorporation, Bylaws and resolutions of Seller's and Company's Board of Directors, in form reasonably satisfactory to Buyer, approving the execution and delivery of this Agreement and each Transaction Document and the performance of Seller's and Company's obligations hereunder and thereunder; (ii) a certificate of good standing with respect to Seller and Company issued by the appropriate Governmental Authority of such Person's jurisdiction of incorporation showing that such Person is in good standing in such jurisdiction, dated within ten (10) business days prior to the Closing Date; and (iii) an incumbency certificate of Seller and Company, certified by the Secretary or Assistant Secretary of each such Person.

              7.4 Litigation. On the Closing Date, there shall be no Action pending or threatened pertaining to the transactions contemplated hereby or to their consummation.

              7.5 Absence of Adverse Governmental Action. No action shall have been taken, proposed or threatened and no statute, rule, regulation or order shall have been proposed, enacted or entered by any Governmental Authority or by any court with jurisdiction over the transactions contemplated hereby that threatens to prohibit or unduly delay consummation of such transactions on the terms and provisions herein set forth.

              7.6 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedule 3.3, shall have been filed, made or obtained, and all waiting periods applicable under the HSR Act shall have expired or been terminated.

              7.7 Approval of Documentation. The form and substance of all certificates, instruments, opinions and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

              7.8 Financing. Buyer shall have closed the financing arrangements described in Exhibit C.

              7.9 No Material Adverse Changes. Since the date hereof, there shall not have been any material adverse changes in the consolidated financial condition, the results of operations or prospects of Company, and Company on a consolidated basis shall not have sustained any material loss or damage, whether or not insured.

              7.10 Resignations. Buyer shall have received resignations from each director and officer of Company.

              7.11 Estoppel Certificates. Buyer shall have received and approved the estoppel certificates required by Section 4.5.

              7.12 Management Incentive Agreements. On the Closing Date, each party thereto shall have executed and delivered a Management Incentive Agreement in the form attached hereto as Exhibit B between Company and each employee whose name is set forth on Schedule 7.12.

              7.13 Lease Assignment. Buyer shall receive executed assignments of the Leases in a form acceptable to Buyer.

              7.14 Fairness Opinion. On the Closing Date, Buyer shall have received an opinion of Duff & Phelps (or such other firm as the Board of Directors of Buyer shall determine in its sole and absolute discretion) in form and substance acceptable to the Board of Directors of Buyer in their sole and absolute discretion to the effect that the terms of the transactions contemplated by this Agreement are fair to the stockholders of Buyer (other than Seller) from a financial point of view.

       8. INDEMNIFICATION

              8.1 Survival. Each covenant, agreement, representation and warranty contained herein shall survive the Closing.

              8.2 Seller's Obligation to Indemnify. From and after the Closing, Seller shall indemnify, defend and hold harmless Buyer (and its directors, officers, employees, affiliates (other than Seller) and assigns) from and against all Losses resulting from or arising out of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Seller or Company contained herein or in any Transaction Document.

              8.3 Buyer's Obligation to Indemnify. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller (and its directors, officers, employees, Affiliates and assigns) from and against all Losses resulting from or arising out of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Buyer contained herein or in any Transaction Document.

              8.4 Notice of Asserted Liability. Promptly after the party entitled to Indemnification ("Indemnitee") becomes aware of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this Article VIII, Indemnitee shall give notice thereof in the manner provided in this Section 8.4 (the "Claims Notice") to the indemnifying party ("Indemnitor"). The Claims Notice shall include a description in reasonable detail of any claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") against Indemnitee, and shall indicate the amount (estimated, if necessary) of the Losses that have been or may be suffered by Indemnitee. Failure of Indemnitee to promptly give notice hereunder shall not affect the rights to indemnification hereunder, except to the extent that Indemnitor demonstrates actual damage caused by such failure. Upon Indemnitor's request, Indemnitee shall provide Indemnitor with full and unrestricted access to all books and records relating to the Asserted Liability, and to all employees or other persons who are knowledgeable about such Asserted Liability, in order to allow Indemnitor to audit the status of such Asserted Liability and the payments that have been, or will be, made with respect thereto.

              8.5 Opportunity to Defend. Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that Indemnitor may not compromise or settle any Asserted Liability without the consent of Indemnitee, such consent not to be unreasonably withheld, unless such compromise or settlement requires no more than a monetary payment for which Indemnitee and any other indemnifiable parties hereunder are fully indemnified. If Indemnitor elects to compromise or defend such Asserted Liability, it shall within 15 days (or sooner, if the nature of the Asserted Liability so requires) notify Indemnitee of its intent to do so and Indemnitee shall cooperate in the compromise of, or defense against, such Asserted Liability. If Indemnitor elects not to compromise or defend any Asserted Liability, fails to notify Indemnitee of its election as herein provided or contests its obligation to indemnify, Indemnitee may pay, compromise or defend such Asserted Liability without prejudice to any right it may have hereunder. In any event, each of Buyer and Seller may participate, at its own expense, in the defense of any Asserted Liability in respect of which it may have an indemnification obligation hereunder. If either party chooses to defend or participate in the defense of any Asserted Liability, it shall have the right to receive from the other party any books, records or other documents within such party's control that are necessary or appropriate for such defense.

              8.6 Tax Adjustment. Any amounts payable by an Indemnitor to or on behalf of an Indemnitee in respect of a Loss will be adjusted as follows: If an Indemnitee is liable for any additional taxes as a result of the payment of amounts in respect of an indemnifiable claim, the Indemnitor will pay to the Indemnitee in addition to such amounts in respect of the Loss within ten days after being notified by the Indemnitee of the payment of such liability (x) an amount equal to such additional taxes (the "Tax Reimbursement Amount") plus (y) any additional amounts required to pay additional taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnitee will have received from the Indemnitor, net of the payment of taxes, an amount equal to the Loss.

              8.7 Waiver of Subrogation and Other Rights. An Indemnitee will not be required to proceed against any particular Indemnitor for indemnification or otherwise in respect of any Losses before enforcing its rights hereunder against any other Indemnitor, and each Indemnitor expressly waives all rights it may have, now or in the future, under any statute, at common law, or at law or in equity, or otherwise, to compel an Indemnitee to proceed against any Indemnitor in respect of any Losses before proceeding against, or as a condition to proceeding against, any other Indemnitor.

              8.8 No Contribution. Anything to the contrary herein notwithstanding, Seller shall not have any right to seek any indemnification or contribution from or remedy against Company, whether arising prior to or after the Closing Date, in respect of any breach of any representation or warranty by Company or the failure of Company to comply with any covenant or agreement to be performed by Company on or prior to the Closing Date, and Seller hereby waives any such claim it may have against Company with respect thereto whether at law, in equity or otherwise.

              8.9 Non-Exclusive Remedy. The provisions for indemnification set forth in this Article VIII are not the exclusive remedies of the parties hereto with respect to the matters addressed in this Article VIII.

       9. TAX MATTERS

              9.1 Tax Returns. Seller and Buyer agree that for the period from the end of the most recently ended taxable year of Company through the close of the Closing Date, Company will file separate federal and Missouri Income Tax Returns prepared in accordance with this Agreement. Seller shall pay any and all federal, Missouri and other Taxes imposed or assessed at any time upon Company or any Subsidiary or any of their assets or with respect to any receipts, income, sales, transactions or other business activities of any of Company or any Subsidiary with respect to the period through the close of the Closing Date and any period ended before that time. Any amount owed by Seller pursuant to the immediately preceding sentence shall be paid within the later of fifteen (15) days after Buyer's request for such payment and five (5) days prior to the date on which Buyer is required to pay or cause to be paid any such Tax.

              9.2 Tax Sharing Agreements. Any Tax sharing or allocation agreement or obligation between Company and Seller is and shall be terminated as of the Closing Date and thereupon shall have no further effect for any taxable year (whether the current year, a future year or a past year).

              9.3 Clearance Certificates. Seller shall furnish to Buyer such clearance certificates or similar documents that may be required by any federal, foreign, state, local or other taxing authority in order to relieve Buyer of any obligations to withhold any portion of the Purchase Price.

              9.4 Transfer Taxes. Seller shall pay all sales, use, transfer, real property, documentary and stamp taxes and recording and filing fees applicable to any transaction contemplated by this Agreement.

              9.5 Seller's Tax Indemnity. Seller shall indemnify and hold Buyer and Company harmless from and against the entirety of any Taxes which Seller is responsible or required to pay under any provision of this Agreement and from and against any Losses that Buyer may suffer resulting from, arising out of, relating to, in the nature of or caused by any liability of Buyer or Company for any such Taxes; any liability with respect to any Taxes arising from any changes made on examination or audit; any liability of any of Company or any Subsidiary for Taxes of any person other than Company, whether (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise; any liability for Taxes arising from the use tax audit described on Schedule 2.11; and any liability for Taxes which would not be owed if all warranties and representations of Seller or Company hereunder had been true, complete and correct in all respects. Any indemnification pursuant hereto shall also include reasonable costs incurred by Buyer or Company (including reasonable fees and disbursements of attorneys, accountants and expert witnesses) in connection with such indemnification claim. Any indemnification payable by Seller pursuant hereto shall be paid within the later of fifteen (15) days of Buyer's request therefor and five (5) days prior to the date on which the liability upon which the indemnification is based is required to be satisfied.

       10. TERMINATION OF AGREEMENT

              10.1 Termination. This Agreement may be terminated prior to the Closing as follows:

                     (a) at the election of Seller, if any one or more of the conditions to its obligation to close has not been fulfilled by March 31, 2001;

                     (b) at the election of Buyer, if any one or more of the conditions to its obligation to close has not been fulfilled by March 31, 2001;

                     (c) at the election of Seller, if Buyer has materially breached any material representation, warranty, covenant or agreement contained herein; provided, however, that Seller shall have no termination right hereunder if the other conditions to the obligation of Seller to consummate the transactions contemplated herein shall have been satisfied, unless such representation, warranty, covenant or agreement shall not have been cured by Buyer by the earlier of (i) March 31, 2001, or (ii) forty-five (45) days after Buyer shall have received written notice from Seller that it intends to exercise its right to terminate under this subparagraph (c);

                     (d) at the election of Buyer, if Seller or Company has materially breached any material representation, warranty, covenant or agreement contained herein; provided, however, that Buyer shall have no termination right hereunder if the other conditions to the obligation of Buyer to consummate the transactions contemplated herein shall have been satisfied, unless such representation, warranty, covenant or agreement shall not have been cured by Seller or Company by the earlier of (i) March 31, 2001, or (ii) forth-five (45) days after Seller or Company shall have received written notice from Buyer that it intends to exercise its right to terminate under this subparagraph (d);

                     (e) at the election of Seller, on the one hand, or Buyer, on the other hand, if any action shall have been instituted and be continuing by any Governmental Authority with proper authority to restrain, modify or prohibit the carrying out of the transactions contemplated hereby; provided, however, that neither Seller nor Buyer shall have any termination right hereunder if the other conditions to the obligation of Seller or Buyer, as the case may be, to consummate the transactions contemplated herein shall have been satisfied, unless such action, suit or proceeding shall not have been stayed or terminated by the later of (i) March 31, 2001, or (ii) sixty (60) days after the commencement of such action, suit or proceeding becomes known to Buyer or Seller, as the case may be; and

                     (f) at any time on or prior to the Closing Date, by mutual written consent of Seller and Buyer.

              If Buyer or Seller, as the case may be, elects to terminate this Agreement pursuant to Section 10.1(a), (b), (c), (d) or (e) hereof, the terminating party shall deliver a notice to the other party hereto declaring its election to so terminate this Agreement in accordance with the provisions of
Section 10.1(a), (b), (c), (d) or (e), as the case may be, and setting forth therein the basis for such termination.

              10.2 Survival. If this Agreement is terminated, this Agreement shall become void and of no further force and effect, except for the provisions of this Agreement relating to the obligation of Buyer to keep confidential and not to use certain information and data obtained by it from Seller or any Affiliate thereof and except for the provisions of Sections 4.9 and 5.2 hereof,
Article VIII, IX and this Article X. None of the parties hereto shall have any liability in respect to a termination of this Agreement pursuant to this Article X, except to the extent that failure to satisfy the conditions of Articles VI and VII, as applicable, results from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of such party under this Agreement. For purposes of the preceding sentence, the failure of any party to comply with its respective obligations under Article I promptly after all conditions to such compliance shall have been fulfilled, shall constitute an intentional or willful violation of the agreement herein contained by such failing party.

              10.3 Return of Materials. If this Agreement is terminated for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all commercially reasonable efforts, including instructing its employees, agents and representatives and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter, disclosed, through no act or omission of such party, in any manner making it available to the general public.

       11. MISCELLANEOUS

              11.1 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder or under any Transaction Document shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered personally, (ii) upon confirmation of receipt, if given by electronic facsimile and (iii) on the third business day following mailing, if mailed first-class, postage prepaid, certified mail, return receipt requested, as follows:

                         (a) If to Buyer to:

                                Diodes Incorporated
                                3050 East Hillcrest Drive
                                Westlake Village, California 91362
                                Attention:  President
                                Telecopier:  (805) 381-3825

                                with a copy to:

                                Sheppard, Mullin, Richter & Hampton LLP
                                333 South Hope Street, 48th Floor
                                Los Angeles, California  90071
                                Attention: Peter M. Menard, Esquire
                                Telecopier: (213) 620-1398

                         (b) If to Seller to:

                                Lite-On Power Semiconductor Corp.
                                28-1, Wu Shin St.
                                Ta Wu Lung Ind. Zone Keelung
                                Taiwan R.O.C.
                                Attention:  President
                                Telecopier:  (02) 2432-4924 / 2431-1919

                                with a copy to:

                                Lien Cheng International Law Office
                                13 F-1, Sec. 4, Jen Ai Road
                                Taipei, Taiwan
                                Attention: Curtis T.Y. Hsieh, Esquire
                                Telecopier: (02) 278-49922

                         (c) If to Company to:

                                FabTech, Inc.
                                777 Northwest Blue Parkway
                                Lee's Summit, Missouri 64063
                                Attention:  President
                                Telecopier:  (816) 251 - 8850

                                with a copy to:

                                Blackwell Sanders Pepper Martin, LLP
                                2300 Main Street
                                Suite 1000
                                Kansas City, Missouri 64108
                                Attention: Beverlee Roper, Esquire
                                Telecopier: (816) 983-8080

              Any party may by notice given in accordance with this Section 11.1 to the other parties designate another address or person for receipt of notices hereunder.

              11.2 Entire Agreement. This Agreement (including the Schedules hereto) and the Transaction Documents contain the entire agreement of the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, representation and warranties, written or oral, with respect thereto.

              11.3 Waivers and Amendments. This Agreement and each Transaction Document may be amended, superseded, canceled, renewed or extended, and the terms hereof or thereof may be waived, only by a written instrument signed by each of the parties hereto or thereto or, in the case of a waiver, by the party waiving compliance.

The failure of a party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement or any Transaction Document shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

              11.4 Governing Law. This Agreement and each Transaction Document shall be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within such State. The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Agreement or any Transaction Document or the relationship created hereby or thereby shall be conducted only in Los Angeles County, California. Each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in United States District Court for the Central District of California and in the Superior Court and Municipal Court for Los Angeles County in any legal action, equitable suit or other proceeding arising out of or related to this Agreement or any Transaction Document or the relationship between the parties created hereby or thereby.

              11.5 Arbitration. Notwithstanding anything herein to the contrary, if there shall be a dispute among any of the parties arising out of or relating to (a) the negotiations of the transactions contemplated by this Agreement or any Transaction Document; (b) this Agreement or any Transaction Document (including, without limitation, the issue of arbitrability or the indemnities provided herein or therein, or the breach thereof); or (c) the transactions contemplated hereby or thereby, the parties agree that such dispute shall be resolved by final and binding arbitration in Los Angeles, California, administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), in accordance with JAMS' rules of practice then in effect or such other procedures as the parties may agree to. Each party hereby irrevocably consents and submits to personal jurisdiction in the State of California for any arbitration contemplated by this Section 11.5. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

              11.6 Reference to U.S. Dollars. All references in this Agreement and in any Transaction Document to amounts of money expressed in dollars are references to United States dollars, unless otherwise indicated.

              11.7 Binding Effect; Assignment. This Agreement and each Transaction Document shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns. Neither this Agreement nor any Transaction Document, nor any of the rights hereunder or thereunder, may be assigned by any party, nor may any party delegate any obligations hereunder or thereunder, without the written consent of the other party hereto or thereto. Any non-permitted assignment or attempted assignment shall be void. Notwithstanding the foregoing, Buyer may assign this Agreement and the Transaction Documents, and any of its rights hereunder or thereunder, and may delegate any of its obligations hereunder or thereunder, to any Affiliate thereof.

              11.8 No Third Party Beneficiaries. Nothing herein is intended or shall be construed to give any person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, except as otherwise provided herein.

              11.9 Counterparts. This Agreement and each Transaction Document may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof or thereof each signed by less than all, but together signed by all of the parties.

              11.10 Schedules and Exhibits. The schedules and exhibits attached to this Agreement or to any Transaction Document are a part hereof or thereof, as applicable, as if fully set forth herein or therein.

              11.11 Headings, Gender and Person. The headings herein or in any Transaction Document are for reference only and shall not affect the interpretation of this Agreement or such Transaction Document. Whenever the context requires in this Agreement or any Transaction Document, the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural.

              11.12 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated hereby or by any Transaction Document shall be jointly planned and coordinated by Buyer and Seller.

              11.13 Severability. Whenever possible, each provision of this Agreement and any Transaction Document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Transaction Document is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such Transaction Document. For purpose of determining the scope of the covenant set forth in Section 4.13, each of subparagraphs (i), (ii),
(iii) and (iv) shall be considered a separate covenant such that if the geographic scope of any such subparagraph shall be determined by a court of competent jurisdiction to be excessive and invalid, such subparagraph shall be severed and the remaining subparagraphs shall be deemed enforceable and remain in full force and effect.

              11.14 Time of Essence. Time is of the essence for each and every provision of this Agreement and each Transaction Document.

              11.15 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement or any Transaction Document, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof or thereof, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

              11.16 Confidential Information. The parties acknowledge that the transactions described herein are of a confidential nature and shall not be disclosed except to each party's respective Affiliates, consultants and advisors, or as required by law, until such time as the parties make a public announcement regarding the transactions in accordance with Section 11.12 hereof. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it has had and will have access to information relating to the other party and its Affiliates. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to Affiliates, advisors and consultants in connection with the transactions contemplated hereby or by any Transaction Document. Seller, at a time and in a manner which it reasonably determines and after prior notice to and consultation with Buyer, may notify employees of Company and the Subsidiaries of the fact of the subject transaction.

              11.17 No Publicity; Employee Letters. The parties agree not to disclose the terms of this Agreement without the other party's prior written consent, which may be withheld in the sole and absolute discretion of such party, except for such disclosure as counsel for Buyer shall deem to be required by SEC rules or applicable securities laws; provided, however, that any such disclosure to be made by Buyer shall be subject to prior review and reasonable approval of Seller (including, without limitation, prior review of SEC filings and press releases regarding the transactions contemplated hereby). The parties agree that such disclosure requirements will include a public filing by Buyer of the Agreement and related description of the transactions contemplated hereby in either a Form 8-K or Form 10-K and a concurrent news release (subject to prior review and consent in accordance with this

Section 11.17). The parties agree to jointly prepare a letter to be delivered to each of Company's employees with regard to the transactions contemplated hereby.

              11.18 Mutual Drafting. The parties hereto are sophisticated and have been represented by lawyers throughout the transactions contemplated hereto who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any Transaction Document and therefore waive their effects.

              11.19 Further Assurances. Each party hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

              11.20 Covenant. Any covenant, term or provision of this Agreement or any Transaction Document, which in order to be effective must survive the termination of this Agreement or such Transaction Document, shall survive any such termination.

       12. DEFINITIONS

              12.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

              "Action" means any action, suit, proceeding or investigation (provided that such investigation is by a Governmental Authority).

              "Affiliate" has the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

              "Affiliated Group" means any Affiliated Group within the meaning of IRC Section 1504, any group of corporations filing a combined report for purposes of corporate franchise or corporate income tax, and any similar group defined under a similar provision of state, local or foreign law.

              "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

              "Asserted Liability" has the meaning set forth in Section 8.4 hereof.

              "Benefit Plan" means any plan, agreement, arrangement or commitment (whether provided by insurance, self-insurance or otherwise) that is an employment, consulting or deferred compensation agreement; or an executive compensation, incentive, bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan; or a life, health, post-retirement benefit, worker's compensation, unemployment benefit, disability or accident plan; or a holiday, vacation, leave of absence, Christmas or other bonus practice; or expense reimbursement, automobile or other transportation allowance; or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA, maintained by Company or with respect to which Company has or in the future may have, any contribution or other liability or obligation with respect to any current or former employees of Company, or their beneficiaries.

              "Buyer" has the meaning set forth in the preamble hereof.

              "Claims Notice" has the meaning set forth in Section 8.4 hereof.

              "Closing" or "Closing Date" have the meanings set forth in Section
1.5 hereof.

              "Company" has the meaning set forth in the preamble hereof.

              "Company Financial Statements" has the meaning set forth in
Section 2.8 hereof.

              "Company Intellectual Property" shall mean any Intellectual Property that is (i) owned by, (ii) licensed to, or (iii) was developed or created by or for Company.

              "Contracts" has the meaning set forth in Section 2.13 hereof.

              "Disclosure Schedule" means a schedule prepared and delivered by Seller to Buyer pursuant to this Agreement that sets forth the exceptions to the representations and warranties of Seller contained herein. Unless the context clearly indicates otherwise, each reference herein to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

              "Earnout" has the meaning set forth in Section 1.2 hereof.

              "Environmental Condition" means the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon the Facilities or other property of the Company or a Subsidiary and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Company has or may become liable to any person or by reason of which the Facilities may suffer or be subjected to any lien.

              "Environmental Laws" has the meaning set forth in Section 2.15(b) hereof.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "Facilities" means the Owned Property and the Leased Property.

              "Former Facility" means each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities which was owned, leased or operated by Company at any time prior to the date hereof, but excluding any Facilities.

              "FTC" means the Federal Trade Commission.

              "GAAP" means U.S. generally accepted accounting principles.

              "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority or instrumentality, or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

              "Hazardous Substance" shall mean any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

              "Holding" means the "common parent" of the Seller Group as that term is used in the Treasury Regulations promulgated under IRC Section 1502.

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

              "Income Tax" means any federal, state, local or foreign Tax imposed on or measured by gross or net income or a taxable base in the nature of gross or net income (including franchise, alternative, minimum, alternative minimum, add-on, surcharge and other similar Taxes), any Tax imposed in whole or in part in lieu of any of the foregoing, and in each instance any interest (including interest on deferred tax liability under Section 453A(c) of the IRC and "look-back" interest under Section 460 of the IRC and similar amounts of interest imposed by the IRC), penalties, additions to tax or similar charges attributable to such Tax.

              "Income Tax Return" means any Tax Return that relates to Income
Tax.

              "Indemnitee" has the meaning set forth in Section 8.4 hereof

              "Indemnitor" has the meaning set forth in Section 8.4 hereof

              "Initial Purchase Price" has the meaning set forth in Section 1.2 hereof.

              "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

              "IRC" means the Internal Revenue Code of 1986, as amended.

              "Justice" means the Antitrust Division of the Department of Justice.

              "Lease" has the meaning set forth in Section 2.14 hereof.

              "Leased Property" has the meaning set forth in Section 2.14 hereof.

              "Liability" or "Liabilities" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute, contingent or threatened, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

              "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

              "Losses" means all losses, costs, claims, liabilities, damages, lawsuits, demands and expenses (including attorney's fees), and all amounts paid in the investigation, defense or settlement of any of the foregoing; provided, however, that Losses shall not mean lost profits. Without limiting the foregoing, "Losses" is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims.

              "Multiemployer Plan" has the meaning set forth in Section 2.20 hereof.

              "Owned Property" has the meaning set forth in Section 2.14 hereof.

              "Pension Plan" has the meaning set forth in Section 2.20 hereof.

              "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the business of, Company and any Subsidiary.

              "Person" means an individual, corporation, partnership, association, trust, estate or other entity or organization, including a Governmental Authority.

              "Plan Affiliate" means, with respect to any Person, any employee benefit plan or arrangement sponsored by, maintained by or contributed to by such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

              "Purchase Price" has the meaning set forth in Section 1.2 hereof.

              "Recent Balance Sheet" has the meaning set forth in Section 2.8 hereof.

              "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating within the environment or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

              "Representative" means any officer, director, principal, attorney, agent, employee or representative.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Seller" has the meaning set forth in the preamble hereof.

              "Shares" has the meaning set forth in Recital A hereof.

              "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with Seller if each of the corporations other than the last corporation in the unbroken chain then owns any shares of the capital stock in one of the other corporations in such chain, (ii) any partnership in which Company is a general partner, or (iii) any partnership in which Company or any Subsidiary is a general or a limited partner.

              "Tax" or "Taxes" means (whether or not disputed) taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, Income Taxes, gross receipts, ad valorem, value added, excise, real property, personal property, occupancy, asset, sales, use, license, payroll, transaction, capital, capital stock, net worth, estimated, withholding, employment, social security, unemployment, unemployment compensation, workers' compensation, disability, utility, severance, production, environmental, energy, business, occupation, mercantile, franchise, premium, profits, windfall profits, documentary, stamp, registration, transfer and gains taxes, toll charges (including toll charges under Sections 367 and 1492 of the IRC), or other taxes of any kind whatsoever, imposed by or payable to the United States, or any state, country, local or foreign government or subdivision, instrumentality, authority or agency thereof or under any treaty, convention or compact between or among any of them, and in each instance such term shall include any interest (including interest on deferred tax liability under Section 453A(c) of the IRC and "look-back" interest under Section 460 of the IRC and similar amounts of interest imposed by the IRC), penalties, additions to tax or similar charges imposed in lieu of a Tax or attributable to any Tax.

              "Tax Return or Return" means any return, declaration, report, claim for refund, information return or statement that relates to Taxes, including any schedule or attachment thereto and any amendment thereof.

              "Treasury Regulation" means any final, proposed or temporary regulations promulgated under the IRC.

              "Transaction Document" means, when used in reference to a particular Person, any agreement, document or instrument to be executed by such Person in connection with the transactions contemplated hereby.

              "WARN Act" is the Worker Adjustment and Retraining Notification Act (29 U.S.C. Sections 2101, et seq.).

              "Welfare Plan" has the meaning set forth in Section 2.20 hereof.

              IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                   "SELLER"

                                   LITE-ON POWER SEMICONDUCTOR CORP.,
                                   a Taiwan corporation


                                   By  /s/ M.K. Lu
                                        M.K. Lu, President

                                   "BUYER"

                                   DIODES INCORPORATED,
                                   a Delaware corporation


                                   By  /s/ C.H. Chen
                                        C.H. Chen, President

                                   With respect only to Articles IV, VII, IX, X and XI:

                                   "COMPANY"

                                   FABTECH, INC.,
                                   a Delaware corporation


                                   By  /s/ Walter Buchanan
                                        Walter Buchanan, President